Exhibit 8.1

[Letterhead of Sullivan & Worcester LLP]

December 14, 2004

Senior Housing Properties Trust

400 Centre Street

Newton, Massachusetts  02458

Ladies and Gentlemen:

The following opinion is furnished to Senior Properties Trust, a Maryland real estate investment trust (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Current Report on Form 8-K to be filed within one week of the date hereof (the “Form 8-K”), under the Securities Exchange Act of 1934, as amended.

We have acted as counsel for the Company in connection with its Registration Statements on Forms S-3, File No. 333-76588 (the “Omnibus Shelf Registration Statement”) and File No. 333-109659 (the “Resale Shelf Registration Statement” and collectively with the Omnibus Shelf Registration Statement, the “Registration Statements”), under the Securities Act of 1933, as amended (the “Act”), and we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statements, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the declaration of trust and the by-laws of the Company, each as amended and restated; (ii) the prospectus supplement dated December 14, 2004 (the “Prospectus Supplement”) to the final prospectus dated January 30, 2002, which forms a part of the Omnibus Shelf Registration Statement, and the final prospectus dated October 24, 2003, which forms a part of the Resale Shelf Registration Statement (collectively and as supplemented by the Prospectus Supplement, the “Prospectus”), which forms a part of the Registration Statements, relating to, inter alia, the Company’s offering of common shares of beneficial interest; and (iii) the section of Item 1 of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2003 (the “Form 10-K”) captioned “Federal Income Tax Considerations” as such section is supplemented by the discussion in Part (b) of Item 8.01 of the Company’s Current Report on Form 8-K filed December 13, 2004 (the “Current Report”) captioned “Supplementary federal income tax considerations”, and the section of Item 1 of the Form 10-K captioned “ERISA Plans, Keogh Plans and Individual Retirement Accounts.”  With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Prospectus, the Form 10-K, the Current Report and in the documents incorporated therein by reference, and on representations and certifications made to us by officers of the Company. We have not independently verified such information.

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the “ERISA Laws”).  No assurance can be given that the Tax Laws or the ERISA Laws will not change.  In preparing the discussions with respect to Tax Laws matters in the section of Item 1 of the Form 10-K captioned “Federal Income Tax Considerations”, as such section is supplemented by the discussion in Part (b) of Item 8.01 of the Company’s Current Report captioned “Supplementary federal income tax considerations”, and in preparing the discussion with respect to ERISA Laws matters in the section of Item 1 of the Form 10-K captioned “ERISA Plans, Keogh Plans and Individual Retirement Accounts,” all as supplemented by the section of the Prospectus Supplement captioned “Federal Income Tax and ERISA Considerations”, we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of:  (i) the information set forth in the Form 10-K, the Current Report, the Prospectus, and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Form 10-K, the Current Report, the Prospectus and in the documents incorporated therein by reference, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Form 10-K, the Current Report or the Prospectus, or the documents incorporated therein by reference, have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws matters in the section of Item 1 of the Form 10-K captioned “Federal Income Tax Considerations”, as supplemented by the discussion in Part (b) of Item 8.01 of the Current Report captioned “Supplementary federal income tax considerations”, and the discussions with respect to ERISA Laws matters in the section of Item 1 of the Form 10-K captioned “ERISA Plans, Keogh Plans and Individual Retirement Accounts,” all as supplemented by the discussion in the section of the Prospectus Supplement captioned “Federal Income Tax and ERISA Considerations,” in all material respects are accurate and fairly summarize the Tax Laws issues and the ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the Tax Laws or the ERISA Laws.

This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent.  We hereby consent to the filing of a copy of this opinion as an exhibit to the Form 8-K, which is incorporated by reference in the Company’s Registration Statements, and to the references to our firm in the Form 10-K and the Registration Statements.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP
SULLIVAN & WORCESTER LLP